Exhibit 99.1

FOR IMMEDIATE RELEASE:

Mastech Holdings, Inc. Changes Name to Mastech Digital, Inc.

Unveils new brand identity with the launching of its refreshed corporate website

PITTSBURGH, PA - September 12, 2016 – Mastech Holdings, Inc. (NYSE MKT: MHH), a national provider of IT staffing and digital transformation services, announced today that it has changed its name to Mastech Digital, Inc. The ticker symbol “MHH” for the Company’s common stock listed on the NYSE MKT will remain the same. The effective date of the name change with the NYSE MKT will be September 15, 2016.

The name change is part of the Company’s rebranding initiative to reinforce the message that it is fully committed to the world of ‘Digital’ – which includes the SMAC, Automation and IoT technologies. (SMAC is an acronym for Social, Mobility, Analytics and Cloud.)

The rebranding is accompanied by a change in the company’s logo and a refreshed corporate website www.mastechdigital.com. The Company’s new logo is a chic design, made up of vibrant colors, contemporary typefaces and a stylized motif of connecting dots, which conveys its renewed focus and capabilities to solve customers’ business problems by ’connecting the dots’ digitally.

Commenting on this rebranding initiative, Vivek Gupta, the Company’s President & CEO, said, “Our new name, Mastech Digital, reflects our ongoing transformation into a digital technologies company. While we will continue to offer IT staffing services, we have added focus and capabilities in staffing around the digital technologies. Additionally, we have started offering new project-based digital transformation services, beginning with Salesforce.com, SAP HANA and Digital Learning. Over the next several quarters we expect to enrich this portfolio of offerings further to address the wider digital transformation needs of our existing and prospective customers.”

About Mastech Digital, Inc.:

Mastech Digital (NYSE MKT: MHH) is a national provider of IT staffing and digital transformation services focused on solving its customers’ digital transformation challenges. The Company’s IT staffing services span across digital and legacy technologies while its digital transformation services include Salesforce.com, SAP HANA and digital learning services. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA with offices across the U.S. and India. For more information, visit www.mastechdigital.com.

Forward-Looking Statements:

Certain statements contained in this release are forward-looking statements based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to the expected

Contact: Donna Kijowski | Manager, Investor Relations | 888.330.5497

Donna.Kijowski@mastechdigital.com

expansion of the Company’s digital services offerings. These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecasted in forward-looking statements due to a variety of factors, including, without limitation, the level of market demand for the Company’s services, the highly competitive market for the types of services offered and planned to be offered by the Company, the impact of competitive factors on profit margins, market conditions that could cause the Company’s customers to reduce their spending for its services, the Company’s ability to effectively implement its business strategy and expand its services offerings, the Company’s ability to attract and retain qualified personnel, reduce costs and conserve cash, and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2015.

Contact: Donna Kijowski | Manager, Investor Relations | 888.330.5497

Donna.Kijowski@mastechdigital.com